UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2018

RESIDEO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1985 Douglas Drive North, Golden Valley, Minnesota	55422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 954-5204

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously indicated in the Form 10 Registration Statement of Resideo Technologies, Inc. (the “Company”), as it may be further amended, on file with the Securities and Exchange Commission (the “Form 10”), on October 14, 2018, in connection with the previously announced complete legal and structural separation (the “Spin-Off”) of the Company from Honeywell International Inc. (“Honeywell”), the Company entered into certain agreements with Honeywell, including an Indemnification and Reimbursement Agreement, dated October 14, 2018, between New HAPI Inc. and Honeywell International Inc. (the “Indemnification and Reimbursement Agreement”).

Indemnification and Reimbursement Agreement

Pursuant to the Indemnification and Reimbursement Agreement, a subsidiary of the Company (the “Company Subsidiary”) has an obligation to make cash payments to Honeywell in amounts equal to 90% of payments, which include amounts billed (“payments”), with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case, including consequential damages (the “liabilities”) in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales (the “recoveries”). The amount payable by the Company Subsidiary in respect of such liabilities arising in any given year will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum). Payments in respect of the liabilities arising in a given year will be made quarterly throughout such year on the basis of an estimate of the liabilities and recoveries provided by Honeywell. Following the end of any such year, Honeywell will provide the Company Subsidiary with a calculation of the amount of payments and the recoveries actually received. Subject to the aforementioned cap, if the amount of payments (net of recoveries) is greater than the previously provided estimate, the Company Subsidiary will pay Honeywell the amount of such difference (the “true-up payment”) and, if the amount of the previously provided estimate is greater than the amount of payments (net of recoveries) actually incurred, the Company Subsidiary will receive a credit in the amount of such difference that will be applied to future payments. If a true-up payment exceeds $30 million, such true-up payment will be made in equal installments, payable on a monthly basis following the date the true-up payment is due.

In the event that Honeywell completes a transfer to a third party in respect of a portion of the remediation liabilities that are within the scope of the Indemnification and Reimbursement Agreement, the Company Subsidiary will be obligated to pay 90% of the amount paid or payable by Honeywell in connection with such liability transfer, less any applicable recoveries. Amounts payable in respect of liability transfers for any given year are paid in the year following the year in which they occur, at the time that the true-up payment is made. If the amounts payable in respect of a liability transfer, together with any true-up payment, exceed $30 million, such amounts will be made in equal installments, payable on the true-up date and on a monthly basis following the date the true-up payment is due. While any amount in respect of a liability transfer is outstanding, the annual payment by the Company Subsidiary to Honeywell will be first allocated towards the liabilities described above relating to environmental claims, remediation, hazardous exposure and toxic tort claims arising outside of the scope of the liability transfer, and then towards the liability transfer payment. The amount payable by the Company Subsidiary in respect of (i) any such liability transfers and (ii) the liabilities described above relating to environmental claims, remediation, hazardous exposure and toxic tort claims arising in any given year, will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum). To the extent that any amount in respect of liability transfers remains outstanding following such allocation and application of the $140 million cap, such amount will be carried forward and paid in the following year, but only to the extent there is room available under the $140 million cap in the year preceding the date of payment.

Payment amounts under the Indemnification and Reimbursement Agreement will be deferred to the extent that a specified event of default has occurred and is continuing under certain indebtedness, including under the Company’s principal credit agreement, or the payment thereof causes the Company to not be compliant with certain financial covenants in certain indebtedness, including its principal credit agreement on a pro forma basis, including the maximum total leverage ratio (ratio of consolidated debt to consolidated earnings before interest, taxes and depreciation (“EBITDA”), which excludes any amounts owed to Honeywell under the Indemnification and Reimbursement Agreement), and the minimum interest coverage ratio. A 5% late payment fee will accrue on all amounts that are not otherwise entitled to be deferred under the terms of the Indemnification and Reimbursement Agreement, without prejudice to any other rights that Honeywell may have for late payments. In each calendar quarter, the Company’s ability to pay dividends and repurchase capital stock in such calendar quarter will be restricted until any amounts payable under the Indemnification and Reimbursement Agreement in such quarter (including any deferred payment amounts) are paid to Honeywell and the Company will be required to use available restricted payment capacity under the Company’s debt agreements to make payments in respect of any such deferred amounts. Payment of deferred amounts and certain other amounts could cause the amount the Company Subsidiary is required to pay under the Indemnification and Reimbursement Agreement in respect of liabilities arising in any given calendar year to exceed $140 million (exclusive of any late payment fees up to 5% per annum). All amounts payable under the Indemnification and Reimbursement Agreement will be guaranteed by certain of the Company’s subsidiaries that act as guarantors under the Company’s principal credit agreement, subject to certain exceptions. The ability for certain of the Company’s subsidiaries to make distributions in respect of and/or provide guarantees under the Indemnification and Reimbursement Agreement will be limited by any defenses generally available to guarantors (including, without limitation, those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, thin capitalization, distributable reserves, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other legal requirements under applicable law. Under the Indemnification and Reimbursement Agreement, the Company Subsidiary will also be subject to certain of the affirmative and negative covenants to which the Company is subject under its principal credit agreement. Further, pursuant to the Indemnification and Reimbursement Agreement, the Company’s ability to (i) amend or replace the Company’s principal credit agreement, (ii) enter into another credit agreement and make amendments or waivers thereto, or (iii) enter into or amend or waive any provisions under other agreements, in each case, in a manner that would adversely affect the rights of Honeywell under the Indemnification and Reimbursement Agreement, will be subject to Honeywell’s prior written consent. This consent right will significantly limit the Company’s ability to engage in many types of significant transactions on favorable terms (or at all), including, but not limited to, equity and debt financings, liability management transactions, refinancing transactions, mergers, acquisitions, joint ventures and other strategic transactions. Payments that the Company Subsidiary will be required to make to Honeywell pursuant to the Indemnification and Reimbursement Agreement will not be deductible for U.S. federal income tax purposes.

The obligation will continue until the earlier of: (1) December 31, 2043; or (2) December 31 of the third consecutive year during which the annual indemnification obligation (including in respect of deferred payment amounts) has been less than $25 million.

The description of the Indemnification and Reimbursement Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Headquarters Relocation

The Company has determined that it will establish its post spin-off corporate headquarters in Austin, Texas (the “Relocation”). Until the Relocation, Golden Valley, Minnesota, will remain the Company’s interim headquarters as described in its Form 10. The Company is actively looking for a headquarters building in the greater Austin metro area, with move-in planned for early 2019. In connection with the Relocation, the Company expects its leadership team and software engineers and designers will be located in Austin, Texas. The Company plans to continue to invest in the facilities in Golden Valley, Minnesota, for comfort and care products, and Melville, New York, for security and ADI Distribution, with both of these locations continuing to be key hubs for their respective businesses.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 2.1	Indemnification and Reimbursement Agreement, dated October 14, 2018, between New HAPI Inc. and Honeywell International Inc.*

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jacqueline Katzel
	Name:	Jacqueline Katzel
	Title:	President